Report of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
Legg Mason Partners Income Trust:

In planning and performing our audit of the
 Western Asset Oregon Municipals Fund (the "Fund"),
 a series of Legg Mason Partners Income Trust,
 as of and for the year ended April 30, 2017,
 in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Fund's internal
 control over financial reporting, including controls
 over safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
 financial statements and to comply with
 the requirements of Form N-SAR, but not
for the purpose of expressing an opinion
 on the effectiveness of the Fund's internal
 control over financial reporting. Accordingly,
 we express no such opinion.
Management of the Fund is responsible
 for establishing and maintaining effective
 internal control over financial reporting.
 In fulfilling this responsibility, estimates
 and judgments by management are required to
assess the expected benefits and related costs
 of controls.  A fund's internal control over
financial reporting is a process designed to
 provide reasonable assurance regarding the
reliability of financial reporting and the
 preparation of financial statements for
external purposes in accordance with generally
 accepted accounting principles.  A fund's
 internal control over financial reporting
includes those policies and procedures that
(1)	pertain to the maintenance of records that,
in reasonable detail, accurately and fairly
 reflect the transactions and dispositions
 of the assets of the fund;
(2)	provide reasonable assurance that transactions
 are recorded as necessary to permit preparation
of financial statements in accordance with generally
accepted accounting principles, and that receipts
and expenditures of the fund are being made only
 in accordance with authorizations of management
and trustees of the fund; and
(3)	provide reasonable assurance regarding prevention
 or timely detection of unauthorized acquisition, use, or disposition of the fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the

 degree of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
  However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of April 30, 2017.
This report is intended solely for the information and use of management and the Board of Trustees of Legg Mason Partners Income Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
New York, New York
June 16, 2017
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